                                                                      Exhibit 99


                       [VIRGINIA COMMERCE BANCORP, INC.]

FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD THIRD QUARTER
             AND YEAR-TO-DATE EARNINGS AND CONTINUED STRONG GROWTH

                         YEAR-TO-DATE EARNINGS UP 21.3%
                     ASSETS AND LOANS INCREASED OVER 30.0%

ARLINGTON, VA., TUESDAY, OCTOBER 12, 2004--Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record third quarter earnings of $3.8 million, an increase of 16.8% over 2003 third quarter earnings of $3.3 million. For the nine months ended September 30, 2004, the Company achieved earnings of $10.3 million, also a record, and an increase of 21.3% compared to earnings of $8.5 million for the nine month period ended September 30, 2003. On a diluted per share basis, third quarter and year-to-date earnings were $0.32 and $0.91 compared to $0.30 and $0.80 for the same periods in 2003, an increase of 6.7% and 13.8%, respectively. The Company's year-to-date return on average assets and return on average equity were 1.39% and 19.97%.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the third quarter of $10.9 million was up $2.6 million, or 31.8%, compared with $8.3 million for the same quarter last year due to significant growth in earning assets and a slight increase in the net interest margin from 4.11% for the third quarter of 2003 to 4.14% for the current three month period. For the nine months ended September 30, 2004, net interest income increased $6.4 million, or 27.8%, from $23.2 million for the nine months ended September 30, 2003, to $29.6 million also due to significant growth in earning assets as the Company's net interest margin declined from 4.32% for the nine months ended September 30, 2003, to 4.16% year-to-date.

Provisions for loan losses were up $375 thousand, or 116.1%, from $323 thousand for the three months ended September 30, 2003, to $698 thousand during the current three-month period, and increased $918 thousand, or 84.5%, from $1.1 million for the nine months ended September 30, 2003, to $2.0 million for the nine months ended September 30, 2004. Increases for both periods were due to higher levels of growth in loans as asset quality remained very strong with non-performing assets and past due loans to total assets of 0.02% as of September 30, 2004, compared to 0.14% at September 30, 2003, and 0.16% at December 31, 2003. The Company recorded a net recovery of $6 thousand for the nine months ended September 30, 2004, compared to a net charge-off of $43 thousand for the same period in 2003.

Non-interest income of $1.5 million declined 38.2% over the prior year's third quarter level of $2.5 million and decreased $1.9 million, or 30.1%, to $4.3 million year-to-date. The decreases were the result of lower levels of fees and net gains on mortgage loans held-for-sale due to lower refinancing activity as other categories of non-interest income reflected improvement over prior periods.

Non-interest expense increased $426 thousand, or 7.8%, from $5.5 million for the three months ended September 30, 2003, to $5.9 million for the current three month period, and increased $802 thousand, or 5.2%, from $15.4 million for the nine months ended September 30, 2003, to $16.2 million for the nine months ended September 30, 2004. The increases for both periods were due to the opening of the Bank's fourteenth branch location in August 2004, higher levels of commissions and incentive compensation due to loan growth and higher levels of other operating expenses in supporting balance sheet growth.

Overall, the Company's revenue sources increased due to strong balance sheet growth, and in particular, growth in loans, despite the decline in fees and net gains from mortgage lending operations, while provisions for loan losses were significantly higher due to the growth in loans. In addition, although the Bank opened its fourteenth branch location during the period, the Company's continued efforts in controlling non-interest expenses resulted in further efficiency ratio improvement from 50.9% during the third quarter 2003 to 47.5% for the current period and from 52.3% for the nine months ended September 30, 2003, to 47.7% year-to-date.

As noted, the Company continues to experience strong balance sheet growth with total assets increasing $265.7 million, or 31.6%, from $840.8 million as of September 30, 2003, to $1.1 billion at September 30, 2004, and increasing $225.4 million, or 25.6%, from $881.1 million at December 31, 2003. Growth was driven by a $216.9 million, or 29.5%, increase in deposits from $734.8 million at September 30, 2003, to $951.7 million at September 30, 2004, and a $178.2 million, or 23.0%, increase from $773.5 million at December 31, 2003. In addition, growth was fueled by a $12.3 million, or 37.7%, increase in repurchase agreements from $32.8 million at September 30, 2003, to $45.1 million at September 30, 2004, and $21.8 million in net proceeds from the sale of 1,114,062 shares of common stock in a follow-on public offering in May 2004.

Loans, net of allowance for loan losses, and excluding loans held-for-sale, increased $242.9 million, or 39.5%, from $614.4 million at September 30, 2003, to $857.3 million at September 30, 2004, and increased $202.4 million, or 30.9%, from $654.9 million at December 31, 2003. The majority of loan growth occurred in construction and non-farm, non-residential real estate loans with construction loans increasing $84.1 million, or 59.5%, from $141.4 million at September 30, 2003, to $225.5 million at September 30, 2004, and non-residential real estate loans increasing $109.1 million, or 36.5%, from $299.4 million at September 30, 2003, to $408.5 million at September 30, 2004. Since December 31, 2003, construction loans have increased $72.1 million, or 47.0%, and non-farm, non-residential real estate loans have grown $82.9 million, or 25.5%. One-to-four family residential real estate loans represented the next largest category increase, rising $30.4 million, or 37.2%, from $81.8 million at September 30, 2003, to $112.2 million at September 30, 2004, and increasing $23.4 million, or 26.3%, from $88.8 million at December 31, 2003, as a result of higher levels of home equity lines of credit outstanding.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, fell by $2.3 million, or 22.9%, from $9.9 million outstanding at September 30, 2003, to $7.6 million at September 30, 2004, due to lower levels of originations as a result of lower refinancing activity. Originations were down $52.4 million, or 54.4%, from $96.3 million during the three months ended September 30, 2003, to $43.9 million during the current three-month period and declined by $117.5 million, or 47.1%, from $249.3 million for the nine months ended September 30, 2003, to $131.8 million year-to-date.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $29.8 million, or 23.7%, from $125.8 million at September 30, 2003, to $155.6 million at September 30, 2004, savings and interest-bearing demand deposits increasing $71.9 million, or 24.1%, from $299.2 million at September 30, 2003, to $371.1 million at September 30, 2004, and time deposits growing $115.1 million, or 37.1%, from $309.9 million at September 30, 2003, to $425.0 million at September 30, 2004. For the nine months ended September 30, 2004, non-interest bearing demand deposits rose 29.9%, savings and interest-bearing demand deposits grew 9.1%, and time deposits increased by 35.5%. As of September 30, 2004, time deposits represent 44.7% of total deposits.

Stockholders' equity increased $35.9 million, or 69.2%, from $51.9 million at September 30, 2003, to $87.8 million at September 30, 2004, on earnings over the last four quarters of $13.4 million ($1.20 diluted per share), $21.8 million in net proceeds from the issuance of 1,114,062 shares of common stock through a follow-on public offering in May 2004, $868 thousand in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers and a decline in other comprehensive income of $145 thousand.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through fourteen branch offices, two residential mortgage offices and one investment services office principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principles generally accepted in the United States, or "GAAP".

For further information contact:        William K. Beauchesne,
Executive Vice President and Chief Financial Officer
                                        (703) 633-6120 wbeauchesne@vcbonline.com


                        Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                 (Dollars in thousands, except per share data)
                                  (Unaudited)

                                                  Three Months Ended September 30,             Nine Months Ended September 30,
                                             -----------------------------------------    ----------------------------------------
                                                2004           2003         % CHANGE         2004           2003        % CHANGE
                                             -----------    -----------    -----------    -----------    -----------   -----------
SUMMARY OPERATING RESULTS:
   Interest and dividend income              $    15,152    $    11,758           28.9%   $    41,258    $    33,639          22.7%
   Interest expense                                4,262          3,496           21.9%        11,649         10,467          11.3%
     Net interest and dividend income             10,890          8,262           31.8%        29,609         23,172          27.8%
   Provision for loan losses                         698            323          116.1%         2,005          1,087          84.5%
   Non-interest income                             1,518          2,457          -38.2%         4,329          6,189         -30.1%
   Non-interest expense                            5,907          5,481            7.8%        16,233         15,431           5.2%
     Income before income taxes                    5,803          4,915           18.1%        15,700         12,843          22.2%
   Net income                                $     3,811    $     3,264           16.8%   $    10,335    $     8,519          21.3%

PERFORMANCE RATIOS:
   Return on average assets                         1.40%          1.54%                         1.39%          1.50%
   Return on average equity                        17.72%         25.80%                        19.97%         24.17%
   Net interest margin                              4.14%          4.11%                         4.16%          4.32%
   Efficiency ratio (1)                            47.47%         50.93%                        47.67%         52.33%

PER SHARE DATA: (2)
   Net income-basic                          $      0.34    $      0.34            0.0%   $      0.99    $      0.88          12.5%
   Net income-diluted                        $      0.32    $      0.30            6.7%   $      0.91    $      0.80          13.8%
   Average number of shares outstanding:
     Basic                                    11,036,736      9,769,805                    10,412,344      9,705,670
     Diluted                                  11,925,229     10,703,224                    11,297,008     10,597,546

                                                                          As of September 30,
                                                              -----------------------------------------
                                                                 2004            2003         % Change
                                                              -----------     -----------    ----------
SELECTED BALANCE SHEET DATA:
   Loans, net                                                 $   857,266     $   614,403        39.5%
   Investment securities                                          172,689         166,123         4.0%
   Assets                                                       1,106,544         840,830        31.6%
   Deposits                                                       951,673         734,835        29.5%
   Stockholders' equity                                            87,799          51,873        69.3%
   Book value per share                                       $      7.95     $      5.30        50.0%

CAPITAL RATIOS (% of risk weighted assets): Tier 1 capital:
     Company                                                      11.2067%          10.26%
     Bank                                                          9.1948%           7.51%
   Total qualifying capital:
     Company                                                      12.2067%          11.41%
     Bank                                                         12.1054%          11.22%

ASSET QUALITY
  Non-performing assets:
    Impaired loans                                            $       197     $        15     1,213.3%
    Non-accrual loans                                                  24             247       -90.3%
    Loans 90+ days past due and still accruing                          5              23       -78.3%
     Troubled debt restructurings                                    --               875      -100.0%
                                                              -----------     -----------    --------
     Total non-performing assets, past due loans and
           troubled debt restructurings                       $       226     $     1,160      -80.5%
                to total loans:                                      0.03%           0.19%
                to total assets:                                     0.02%           0.14%
   Allowance for loan losses to total loans                          1.09%           1.12%
   Net charge-offs (recoveries)                               $        (6)    $        43
   Net charge-offs to average loans outstanding                      0.00%           0.01%

                                                              As of September 30,
                                                        ------------------------------
                                                          2004       2003     % Change
                                                        --------   --------   --------
LOAN PORTFOLIO: (3)
   Commercial                                           $ 80,622   $ 62,871    28.2%
   Real estate-one to four family residential            112,158     81,767    37.2%
   Real estate-mutifamily residential                     38,045     32,561    16.8%
   Real estate-nonfarm, nonresidential                   408,538    299,358    36.5%
   Real estate-construction                              225,483    141,404    59.5%
   Consumer                                                6,065      6,165    -1.6%
                                                        --------   --------
     Total loans                                        $870,911   $624,126    39.5%
   Less unearned income                                    4,177      2,755    51.6%
   Less allowance for loan losses                          9,468      6,968    35.9%
                                                        --------   --------
     Loans, net                                         $857,266   $614,403    39.5%

INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations                 $108,488   $109,102    -0.6%
     U.S. Treasuries                                       9,933       --       n/a
     Domestic corporate debt obligations                   6,017      6,000     0.3%
     Obligations of states and political subdivisions      1,341      1,277     5.0%
     Restricted stock:
       Federal Reserve Bank                                1,442        758    90.2%
       Federal Home Loan Bank                              1,598      1,355    17.9%
       Community Bankers' Bank                                55         55    --
                                                        --------   --------
                                                        $128,874   $118,547     8.7%
   Held-to-maturity:
     U.S. Government Agency obligations                 $ 34,891   $ 39,561   -11.8%
     Obligations of states and political subdivisions      8,432      7,529    12.0%

     Domestic corporate debt obligations                     492        486     1.2%
                                                        --------   --------
                                                        $ 43,815   $ 47,576    -7.9%

----------
(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 35% rate and non-interest income.
(2) Adjusted to give effect to a five-for-four stock split in the form of a 25% stock dividend paid July 15, 2004.
(3)      Excludes loans held-for-sale.

                        Virginia Commerce Bancorp, Inc.
                          Consolidated Balance Sheets
                 (Dollars in thousands, except per share data)
                              As of September 30,
                                  (Unaudited)

                                                                       2004           2003
                                                                    -----------    -----------
ASSETS

Cash and due from banks                                             $    17,966    $    17,638
Interest-bearing deposits with other banks                                1,004           --
Securities (fair value: 2004, $173,241; 2003, $166,761)                 172,689        166,123
Federal funds sold                                                       28,655         13,859
Loans held-for-sale                                                       7,618          9,877
Loans, net of allowance for loan losses of $9,468 in 2004 and
  $6,968 in 2003                                                        857,266        614,403
Bank premises and equipment, net                                          6,425          6,376
Accrued interest receivable                                               3,893          2,817
Other assets                                                             11,028          9,737
                                                                    -----------    -----------
   Total assets                                                     $ 1,106,544    $   840,830
                                                                    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS

   Demand deposits                                                  $   155,550    $   125,777
   Savings and interest-bearing demand deposits                         371,145        299,172
   Time deposits                                                        424,978        309,886
                                                                    -----------    -----------
   Total deposits                                                   $   951,673    $   734,835
Securities sold under agreement to repurchase and federal funds
  purchased                                                              45,136         32,779
Other borrowed funds                                                       --              400
Trust preferred capital notes                                            18,000         18,000
Accrued interest payable                                                  1,543          1,255
Other liabilities                                                         2,393          1,688
Commitments and contingent liabilities                                     --             --
                                                                    -----------    -----------
   Total liabilities                                                $ 1,018,745    $   788,957
                                                                    ===========    ===========

STOCKHOLDERS' EQUITY

Preferred stock, $1.00 par, 1,000,000 shares authorized and
  un-issued                                                         $      --      $      --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2004, 11,041,423; 2003, 7,819,219                          11,041          7,819
Surplus                                                                  37,116         17,624
Retained earnings                                                        39,683         26,326
Accumulated other comprehensive income (loss), net                          (41)           104
                                                                    -----------    -----------
   Total stockholders' equity                                       $    87,799    $    51,873
                                                                    -----------    -----------
   Total liabilities and stockholders' equity                       $ 1,106,544    $   840,830
                                                                    ===========    ===========

                        Virginia Commerce Bancorp, Inc.
                       Consolidated Statements of Income
                 (Dollars in thousands, except per share data)
                                  (Unaudited)

                                                            Three Months Ended       Nine Months Ended
                                                               September 30,           September 30,
                                                            -------------------     -------------------
                                                             2004        2003        2004        2003
                                                            -------     -------     -------     -------
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                              $13,430     $10,458     $36,650     $30,318
    Interest and dividends on investment securities:
       Taxable                                                1,528       1,086       4,074       2,719
       Tax -exempt                                               59          71         191         204
       Dividends                                                 36          23          85          73
    Interest on deposits with other banks                         4        --             4        --
    Interest on federal funds sold                               95         120         254         325
                                                            -------     -------     -------     -------
    Total interest and dividend income                      $15,152     $11,758     $41,258     $33,639

INTEREST EXPENSE:
    Deposits                                                $ 3,941     $ 3,255     $10,842     $ 9,728
    Securities sold under agreement to repurchase
       and federal funds purchased                               85          31         152          91
    Other borrowed funds                                       --             6           4          18
    Trust preferred capital notes                               236         204         651         630
                                                            -------     -------     -------     -------
    Total interest expense                                  $ 4,262     $ 3,496     $11,649     $10,467

NET INTEREST INCOME:                                        $10,890     $ 8,262     $29,609     $23,172
    Provision for loan losses                                   698         323       2,005       1,087
                                                            -------     -------     -------     -------
    Net interest income after provision for loan losses     $10,192     $ 7,939     $27,604     $22,085

NON-INTEREST INCOME:
    Service charges and other fees                          $   431     $   392     $ 1,314     $ 1,191
    Non-deposit investment services commissions                 133          83         323          98
    Fees and net gains on loans held-for-sale                   867       1,892       2,419       4,746
    Other                                                        87          90         273         154
                                                            -------     -------     -------     -------
    Total non-interest income                               $ 1,518     $ 2,457     $ 4,329     $ 6,189

NON-INTEREST EXPENSE:
    Salaries and employee benefits                          $ 3,601     $ 3,322     $ 9,505     $ 9,398
    Occupancy expense                                           830         814       2,364       2,380
    Data processing expense                                     336         332         974         923
    Other operating expense                                   1,140       1,013       3,390       2,730
                                                            -------     -------     -------     -------
    Total non-interest expense                              $ 5,907     $ 5,481     $16,233     $15,431

    Income before taxes on income                           $ 5,803     $ 4,915     $15,700     $12,843
    Provision for income taxes                                1,992       1,651       5,365       4,324
                                                            -------     -------     -------     -------
NET INCOME                                                  $ 3,811     $ 3,264     $10,335     $ 8,519
    Earnings per common share, basic (1)                    $  0.34     $  0.34     $  0.99     $  0.88
    Earnings per common share, diluted (1)                  $  0.32     $  0.30     $  0.91     $  0.80

----------
(1) Adjusted to give effect to a five-for-four stock split in the form of a 25% stock dividend paid July 15, 2004.

                        Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                        Three Months Ended September 30,
                                  (Unaudited)

                                                               2004                                      2003
                                               -------------------------------------     -------------------------------------
                                                                Interest     Average                      Interest     Average
                                                Average         Income-      Yields       Average         Income-      Yields
(Dollars in thousands)                          Balance         Expense      /Rates       Balance         Expense      /Rates
                                               ----------      ----------    -------     ----------      ----------    -------
ASSETS
Securities (1)                                 $  180,510      $    1,623      3.67%     $  131,375      $    1,180     3.72%
Loans, net of unearned income (2)                 838,077          13,430      6.27%        617,821          10,458     6.62%
Interest-bearing deposits in other banks              751               4      2.08%           --              --       --
Federal funds sold                                 28,655              95      1.30%         52,984             120     0.89%
                                               ----------      ----------      ----      ----------      ----------     ----
TOTAL INTEREST-EARNING ASSETS                  $1,047,993      $   15,152      5.75%     $  802,180      $   11,758     5.84%
Other assets                                       31,593                                    35,706
                                               ----------                                ----------
TOTAL ASSETS                                   $1,079,586                                $  837,886
                                               ==========                                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                 $  215,763      $      740      1.36%     $  173,408      $      646     1.48%
  Money market accounts                           125,449             439      1.39%         90,940             331     1.44%
  Savings accounts                                 20,869              29      0.56%         32,671              39     0.48%
  Time deposits                                   410,498           2,733      2.64%        307,325           2,239     2.89%
                                               ----------      ----------      ----      ----------      ----------     ----
Total interest-bearing deposits                $  772,579      $    3,941      2.02%     $  604,344      $    3,255     2.14%
Securities sold under agreement to
  repurchase and federal funds purchased           43,953              85      0.77%         33,621              31     0.36%
Other borrowed funds                                 --              --        --               400               6     5.93%
Trust preferred capital notes                      18,000             236      5.13%         18,000             204     4.44%
                                               ----------      ----------      ----      ----------      ----------     ----
TOTAL INTEREST-BEARING LIABILITIES             $  834,532      $    4,262      2.03%     $  656,365      $    3,496     2.11%
Demand deposits and other liabilities             159,715                                   131,334
                                               ----------                                ----------
TOTAL LIABILITIES                              $  994,247                                $  787,699
Stockholders' equity                               85,339                                    50,187
                                               ----------                                ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $1,079,586                                $  837,886
                                               ==========                                ==========

Interest rate spread                                                           3.72%                                    3.73%
Net interest income and margin                                 $   10,890      4.14%                     $    8,262     4.11%

----------
(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.
(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $674 thousand and $522 thousand for the three months ended September 30, 2004, and 2003, respectively.

                        Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                        Nine Months Ended September 30,
                                  (Unaudited)

                                                               2004                                      2003
                                               -------------------------------------     -------------------------------------
                                                                Interest     Average                      Interest     Average
                                                Average         Income-      Yields       Average         Income-      Yields
(Dollars in thousands)                          Balance         Expense      /Rates       Balance         Expense      /Rates
                                               ----------      ----------    -------     ----------      ----------    -------

ASSETS

Securities (1)                                 $156,907      $  4,350      3.79%     $101,012      $  2,996     4.12%
Loans, net of unearned income (2)               762,055        36,650      6.32%      579,436        30,318     6.90%
Interest-bearing deposits in other banks            259             4      2.13%         --            --       --
Federal funds sold                               31,989           254      1.04%       40,714           325     1.05%
                                               --------      --------      ----      --------      --------     ----
TOTAL INTEREST-EARNING ASSETS                  $951,210      $ 41,258      5.79%     $721,162      $ 33,639     6.26%
Other assets                                     39,061                                37,089
                                               --------                              --------
TOTAL ASSETS                                   $990,271                              $785,251
                                               ========                              ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing deposits:

  NOW accounts                                 $210,915      $  2,107      1.33%     $143,052      $  1,730     1.62%
  Money market accounts                         118,471         1,229      1.38%       91,707         1,023     1.49%
  Savings accounts                               19,961            82      0.54%       22,647           151     0.89%
  Time deposits                                 375,225         7,424      2.64%      285,928         6,824     3.08%
                                               --------      --------      ----      --------      --------     ----
Total interest-bearing deposits                $724,572      $ 10,842      1.99%     $543,334      $  9,728     2.39%
Securities sold under agreement to
  repurchase and federal funds purchased         36,590           152      0.55%       32,245            91     0.38%
Other borrowed funds                                410             4      1.23%          400            18     5.93%
Trust preferred capital notes                    18,000           651      4.76%       18,000           630     4.62%
                                               --------      --------      ----      --------      --------     ----
TOTAL INTEREST-BEARING LIABILITIES             $779,572      $ 11,649      1.99%     $593,979      $ 10,467     2.35%
Demand deposits and other liabilities           141,767                               117,153
                                               --------                              --------
TOTAL LIABILITIES                              $921,339                              $711,132
Stockholders' equity                             68,932                                47,119
                                               --------                              --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $990,271                              $785,251
                                               ========                              ========
Interest rate spread                                                       3.80%                                3.91%
Net interest income and margin                               $ 29,609      4.16%                   $ 23,172     4.32%
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(1)      Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.
(2)      Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.8 million and $1.5 million for the nine months ended
         September 30, 2004, and 2003, respectively.